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                                                                       EXHIBIT 1


                                    AGREEMENT


      The undersigned hereby consent to the filing of this report on Schedule 13G on behalf of each of them.


Dated: February 11, 1999


                                        By /s/ Wayne William Mills
                                           -------------------------------------
                                           Wayne William Mills


                                        By /s/ Tamara Kottom-Mills
                                           -------------------------------------
                                           Tamara Kottom-Mills







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